PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), is entered into between AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership (“Seller”) and COVESTRE CAPITAL PROPCO-19 LLC, a Delaware limited liability company, or its assignee (“Buyer”).  The term “Effective Date” means the first date upon which both Buyer and Seller have executed a final counterpart of this Agreement and delivered the same to the other party. In consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

1.         PROPERTY DESCRIPTION.    Seller agrees to sell and the Buyer agrees to purchase from Seller the following property (the “Property”):

The land described on Exhibit A attached hereto and made a part hereof located at 1565
Corporate Woods  Parkway,  Uniontown,  OH  44685,    together with  the buildings  and other improvements thereon (the “Improvements”), and all rights, privileges, and appurtenances to said land and Improvements, including, without limitation, all mineral rights, easements, rights-of-way, and other appurtenances used or connected with the beneficial use or enjoyment of said land and Improvements as well as all right, title and interest of Seller in and to all streets adjacent to, abutting or serving said land (hereafter, the “Real Property”).

All equipment, apparatus, machinery, appliances, furnishings, and fixtures owned by Seller, if any, and to the extent assignable with no fee or charge (or provided that Buyer elects in writing in its sole discretion to pay such fee or charge) and in Seller’s possession or under its control:   site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other personal tangible property owned by Seller and used or usable in connection with the operation and ownership of the Real Property (the “Tangible Personal Property”).

All of Seller’s interest, as landlord, under that certain lease dated  August 30, 2011 by and between Seller, as lessor, pursuant to that certain Assignment and Assumption of Lease dated December 3, 2014 by and between Professional Center Associates Limited Partnership, an Ohio limited partnership, as assignor, and Seller, as assignee, and Bio-Medical Applications of Ohio, Inc., a Delaware corporation, d/b/a Fresenius Medical Care South Summit, as lessee (the “Tenant”) (respecting all or a portion of the Real Property (as amended to date, and also, including all lease related documents including without limitation any guaranty thereof, collectively, the “Lease”).

All of Seller’s right, title and interest, if any, in and to all of the following items, to the extent assignable (the “Intangible Personal Property”, and together with the Tangible Personal Property, the “Personal Property”): (i) licenses, permits, and any other governmental or quasi- governmental approvals relating to the operation of the Property, (ii) the right to use the name of the Real Property in connection with the Property, (iii) to the extent still in effect, all guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the operation of the Property, (iv) all air rights and other development rights relating to or appurtenant to the Real Property; (v) all rights to obtain utility service in connection with the Real Property; and (vi) all other intangible rights relative to the Property.

PURCHASE PRICE; DEPOSIT. Subject to prorations and credits provided for in this Agreement, Buyer shall pay as the purchase price for the Property, $2,637,452.00 (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller as follows: Buyer shall deposit $20,000.00 (the “Initial Deposit”) with Chicago Title Insurance Company; specifically, One State Street, Suite
600, Providence, Rhode Island 02908, Attn: Ann Widman (Ann.Widmann@ctt.com (“Title Company”) within five (5) business days following the Effective Date. Buyer shall be obligated to deposit $50,000.00 (the “Additional Deposit”, and together with the Initial Deposit, the “Deposit) with the Title Company within five (5) business days after the expiration of the Inspection Period. Subject to each party’s reasonable approval, the parties shall sign the Title Company’s standard escrow agreement.   At Buyer’s election, the Deposit shall be kept in an interest bearing account. Any interest on the Deposit shall follow the disposition of the Deposit. Except for Seller’s failure to perform under this Agreement as otherwise provided herein, the Deposit shall be non-refundable upon the expiration of the Inspection Period (defined below) and
shall be credited toward the Purchase Price.   The balance of the Purchase Price, subject to prorations and adjustments as set forth in this Agreement, shall be paid by wire transfer on the Closing Date.

2.         INSPECTION PERIOD. Upon execution of this Agreement, Buyer may begin its due diligence review of the Property and will have thirty (30) days following the Effective Date to complete its review (the “Inspection Period”). During the Inspection Period, Seller shall provide Buyer with a reasonable right of entry to the Property for all of Buyer’s due diligence investigations and inspections, Buyer acknowledges that it does not have the right to communicate with Tenant and shall coordinate any such communication through Seller. Buyer may exercise its right to communicate with applicable governmental officials and other parties who may be of assistance in Buyer’s due diligence review. More generally, too, Seller shall cooperate in good faith with Buyer, but at no cost to Seller, regarding Buyer’s feasibility studies, investigations, and analyses. Seller or its representative shall have the right to be present to observe any testing or other inspection performed on the Property, provided Seller makes itself reasonably available for such purpose. Buyer (but only if Buyer itself, as opposed to its due diligence vendors, makes a site visit) and Buyer's agents and contractors shall maintain at all times during their entry upon the Property, commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000.00) combined single limit, bodily injury, death and property damage insurance per occurrence, naming Seller and Seller’s lender as additional insureds. If requested by Seller, Buyer (but only if Buyer itself will make a site visit) and Buyer's agents or contractors shall each deliver a certificate issued by the insurance carrier of each such policy to Seller prior to entry upon the Property.

In furtherance of the foregoing,  Buyer shall use good faith efforts to minimize any interference with the operation of Tenant’s business at the Real Property. Buyer shall restore the Real Property to as near as reasonably practicable the condition which existed prior to Buyer’s inspection. Buyer shall notify the Seller not less than 48 hours in advance of making any due diligence visit to the Real Property, which notice may be by email to the Seller’s email notice address set forth below in this Agreement. Buyer agrees to indemnify and hold Seller harmless for all loss, cost, or damage incurred by Seller in connection any third party claim against Seller caused by Buyer’s (or its employees, agents, or contractors) entry upon the Property, provided, however, that Buyer shall not have any obligations relating to Buyer’s discovery of a pre-existing condition at the Property, nor shall Buyer be liable for consequential damages, nor shall Buyer be liable to the extent, if any, that the applicable injury or harm arises from the negligence of willful misconduct of any party  other than Buyer, which indemnification shall include reasonable attorneys’ fees and costs, and shall survive the Closing or sooner termination of this Agreement.

Within three (3) business days of the Effective Date the Seller shall create a Dropbox or other online data storage room and provide Buyer with the link (the “Data Room”), accessible to Buyer and its attorneys and other designees and shall within such time period post to the Data Room copies of the due diligence materials listed on  Exhibit B attached hereto (separately and collectively, “Seller’s Diligence Materials”). Following the original posting of the Seller’s Diligence Materials, Seller shall give Buyer written notice when it posts any additional materials to the Data Room. In the event that this Agreement is terminated for any reason, Buyer shall promptly re-deliver to Seller any Seller’s Diligence Materials that Buyer may have printed from the Data Room, or provide Seller a certificate to the effect that all such Seller’s Diligence Materials have been destroyed. Seller makes no representations or warranties as to the accuracy or completeness of any of the Seller’s Diligence Materials, except that Seller does represent and warranty the accuracy and completeness, in all material respects, of: (i) the financial information that Seller (or its accountants, affiliates, or others associated with Seller) have generated, including without limitation the Property operating statements and the list of, the most recent CAM reconciliation/calculation information, and (ii) the Lease, copies of any and all management agreements and other service contracts, and any other agreements to which Seller is a party.

In the event Buyer elects, in its sole and absolute discretion, not to proceed with the transaction, for any reason or no reason, Buyer shall give written notice thereof to Seller on or before the expiration of the Inspection Period, in which event this Agreement shall terminate, neither party shall have any further obligations to the other except for those obligations that expressly survive the termination of this Agreement, and the Deposit shall be immediately refunded to Buyer. If Buyer fails to give such notice before the expiration of the Inspection Period then Buyer shall be deemed to have waived its Inspection Period contingency rights.

3.         TITLE AND SURVEY REVIEW.   Buyer may, among other reports and due diligence materials, obtain (i) at Seller’s sole cost and expense for the search/exam fees a title commitment (“Title Commitment”) for an ALTA 2006 Owner’s Policy (and Lender’s Policy) of title insurance  for the Real Property (said  policies are hereafter referred to, separately and collectively, as the “Title Policy”; Buyer and Seller shall equally split 50/50 the title premium for the Title Policy), and (ii) at Buyer’s sole cost and expense, an ALTA survey of the Real Property, containing such “Table A” items as Buyer may desire (such survey, or if appliable then the existing Seller survey as described below, the “Survey”).  Buyer shall pay for all title endorsements (other than any title endorsements that are the method by which Seller elects, in its sole discretion, to cure a title/survey issue(s).

Prior to the end of the Inspection Period the Buyer shall specify in writing any title or survey matters to which Buyer objects. If Buyer fails to object within this time period, Buyer shall be deemed to have waived the right to object to title and survey matters that existed as of the date of the Title Commitment, and as of the date of the Survey, respectively (but Seller shall remain obligated to remove Seller Voluntary Monetary Liens as that term is defined below). If Buyer objects to any title or survey matters, Seller shall, within three (3) business days after receipt of Buyer’s objections, deliver to Buyer written notice that either (i) Seller will, at Seller’s expense, use commercially reasonable efforts to cure the applicable matters on or before the Closing Date, or (ii) Seller is unwilling or unable to cure said matters. If Seller fails to so notify Buyer within such time period then Seller shall be deemed to have elected not to cure the applicable matters. If Seller gives Buyer notice within such time period that Seller is unwilling or unable to cure such matters, or if Seller is deemed to have given such notice by failure to timely respond, then Buyer may, by written notice delivered to Seller within three (3) business days following Buyer’s receipt of Seller’s response (or failure to respond within the above stated time period), either (i) elect to terminate this Agreement and receive back the Deposit, in which event Buyer and Seller shall have no further obligations under this Agreement except such obligations as may specifically survive the termination of this Agreement; or alternatively, (ii) elect to purchase the Property hereunder subject to such objectionable matters and pay the Purchase Price without deduction. If Buyer fails to respond within said time period then Buyer shall be deemed to have elected to terminate this Agreement in accordance with clause (i) above. Notwithstanding anything implied or expressed herein or elsewhere in this Agreement to the contrary, in all events (and without necessity of Buyer actually giving Seller notice of objection to same) Seller shall cause Seller Voluntary Monetary Liens to be paid in full (including without limitation payment of any pre-payment penalties or the like) at or prior to Closing. However, if the Seller Voluntary Monetary Lien is held by a financial institution, then it shall be sufficient if Seller causes said Seller Voluntary Monetary Lien to be entirely paid off at the Closing, with adequate provision having been made for the discharge to follow in accordance with Custom (defined below) and, moreover, such adequate provision to be satisfactory to the Title Company with the result that the Title Company does not take exception for the applicable Seller Voluntary Monetary Liens. In such event, said pay-off and provision for subsequent discharge is a covenant of Seller and a condition of Buyer’s obligation to close. The term “Seller Voluntary Monetary Liens” means any and all liens placed on the Property by Seller, such as deeds of trust or mortgages.   From and after the date hereof, Seller shall not further mortgage or encumber the Property or permit the creation of liens with respect to the Property. If Buyer does not terminate this Agreement pursuant to the foregoing title and survey review and response process, or pursuant to its Inspection Period rights, then the exceptions in Buyer’s Title Commitment (except for Seller Voluntary Monetary Liens) and any adverse matters which may be disclosed by an accurate survey of the Property, shall be permitted title and survey matters (the “Permitted Exceptions”). As used in this Agreement, the term “Custom” and “Customary” mean customary conveyancing practice for similar types of real estate purchase and sale transactions for the relevant market area in which the Property is located, as determined by the Title Company.

If Seller elects to cure a title or survey issue then it shall accomplish same in a manner reasonably acceptable to Buyer. Seller shall use good faith and diligent efforts to effectuate any cure that it has elected to undertake, and completion of such cure is a condition to Buyer’s obligation to close.

4. TENANT ESTOPPEL; REA ESTOPPEL (IF APPLICABLE).   Seller shall use commercially reasonable efforts (a) to the extent provided for under the terms of the Lease, to deliver to Buyer from Tenant: a tenant estoppel certificate evidencing no default, and no other matter that is material and adverse in Buyer’s reasonable judgment, such estoppel to be in the form required by the Lease, or if no particular form is required by the Lease then a commercially reasonable form provided by Buyer   (“Tenant Estoppel”), and (b) if there is an REA already existing as of the date of this Agreement, and if such REA requires that the parties thereto provide an estoppel certificate, then also to deliver to Buyer from the counterparty or counterparties to any such REA an estoppel certificate evidencing no default, and no other matter that is material and adverse in Buyer’s reasonable judgment, such estoppel to be in the form required by the REA, or, if the REA does not require a specific form, then in a reasonable form supplied by Buyer (“REA Estoppel”, and, together with the Tenant Estoppel, the “Estoppel(s)”, with the “(s)” denoting than an REA Estoppel might not be applicable based on the foregoing discussion). The Estoppel(s) shall be dated no later than thirty (30) days prior to Closing, and shall run to the benefit of Buyer and, if Buyer has a lender then also its lender (provided Buyer provides Seller with the names and addresses of Buyer’s lender within three (3) business days of the Effective Date, (and if Buyer requests, the Title Company) and their successors and assigns. Seller shall use commercially reasonable efforts to deliver the Estoppel(s) five (5) days prior to the Closing. Pursuant to Section
11. (b), obtaining the Estoppel(s) is a condition to Closing, but the failure to obtain same shall not be a default by Seller under this Agreement. Landlord shall (subject to (if applicable) receiving the applicable form of Estoppel(s) from Buyer) send out the Tenant Estoppel and any REA Estoppel within one (1) business day following the expiration of the Inspection Period.

5.         TENANT INSURANCE. As a condition to Buyer’s obligation to close, Seller shall obtain from Tenant and deliver to Seller, to the extent required under the Lease, insurance certificates evidencing Tenant’s liability insurance (and property insurance if Tenant is obligated under the terms of the Lease to carry property insurance on the building). The foregoing provisions of this Section are hereafter referred to as the “Insurance Requirements”.

6.         RESERVED.

7.         ONGOING OPERATIONS AND RISK OF LOSS.

(a)       Operations Generally. During the term of this Agreement: (i) Seller will keep, maintain and operate the Property consistent with the previous (as of the Effective Date) normal and commercially reasonable business practices of Seller, and in compliance with the terms of the Lease and applicable law; (ii) Seller will not perform any material alterations or additions to the Property, or any material repairs to the structure of building systems of the Property except in the nature of ordinary maintenance or in the ordinary course of business and in accordance with the terms of the Lease; (iii) Seller shall not apply or consent to any action or proceedings which could have the effect of terminating or changing the licenses, permits and approvals relative to the Property,  including without  limitation the zoning for the Property; and  (iv) promptly upon obtaining written notice of the threat or the institution of any action or proceeding related to the Property, or any portion thereof, or against Seller or Tenant, Seller will notify Buyer of such action or proceeding. More generally, too, Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not. Without limiting the foregoing provisions of this subsection, Seller shall keep the property insurance that Seller is required to maintain pursuant to the terms of the Lease in full force and effect during the term of this Agreement and except as required by law or consented to by Buyer (which consent shall not be unreasonably withheld as to utility easements but otherwise shall be in Buyer’s sole discretion), from the Effective Date until the Closing or sooner termination of this Agreement, Seller shall not permit or enter into any new easements, restrictions, right-of- way agreements, mortgages or other encumbrances on the Property.

(b)       Performance under Lease. During the term of this Agreement, Seller will perform in all material respects its obligations under the. Seller shall not amend or modify (or accept the surrender or termination of) the Lease, nor enter into any new leases or occupancy agreements, between (and including) the Effective Date and the Closing Date, nor consent to any assignment or subletting of the Lease, nor release any of the security deposit or the guaranty, without the Buyer’s consent in its sole discretion except to the extent, if any, that Tenant is entitled to terminate, assign or sublet, or the like, without Seller’s consent, under the terms of the Lease.

(c)        Damage or Condemnation.  Upon an occurrence of a casualty, and upon an occurrence of, or commencement of proceedings regarding, any condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or any proceedings regarding taking or condemnation are instituted, so that: (a) Tenant has or will have a right of termination or abatement of rent under the Lease, or (b) Buyer as landlord would be required by the terms of the Lease to repair or restore the Premises (or make the same a functioning whole following any condemnation, or the like, (c) with respect to any casualty, the cost to repair such casualty would exceed
$150,000.00 or (d) with respect to any taking or condemnation, any Improvements or access to the Property or any other material portion of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage (or commencement of proceedings regarding same), upon which termination the Deposit shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of commencement of proceedings regarding same) or a casualty, if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no reduction of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and at Closing the Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (and/or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

(d)       Service Contracts.   To the extent applicable, Seller shall cause, at its sole cost, any service agreements, property management agreements, and the like, to be terminated as of the Closing, without any continuing obligations or liabilities for Buyer, unless Buyer gives Seller written notice prior to the expiration of the Inspection Period that Buyer elects to assume a particular service contract. Seller shall provide a list of existing service contracts in the Seller’s Diligence Materials, as well a copy of the applicable contracts. If Buyer assumes any service contracts then payments thereunder shall be prorated at the Closing.

8.          SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as follows, all of which representations and warranties are true and correct as of the date hereof and shall be restated and true and correct as of the Closing hereunder, and each of which is material and is relied upon by Buyer:

(a)       Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code, and at the Closing the Seller shall execute an affidavit to such effect in the form to be provided by Buyer.

(b)       To Seller’s knowledge, there are no pending, threatened or contemplated taking or condemnation actions involving all or any portion of the Property and, without limiting the foregoing, Seller has received no notice of any such action or threat of such action.

(c)      There is no litigation, or administrative proceeding, or mediation or arbitration, whether actual, pending, or to the best of Seller’s knowledge, threatened regarding (i) the Lease, (ii) the Property, or (iii) either the Seller or the Tenant with respect to matters relevant to the Property or the Lease of this purchase and sale transaction.

(d)       To Seller's knowledge, there are no hazardous materials, substances or wastes, whether liquid, solid, gaseous or otherwise, located in, upon or under the Real Property in violation of any applicable environmental laws, except as may be disclosed in the environmental reports delivered to Buyer pursuant to Section 3 above.

(e)       To Seller’s knowledge, no notice has been served on or delivered to Seller, or to Seller’s actual knowledge to Tenant, from any entity, governmental body or individual claiming any violation of any laws (including without limitation any statutes, regulations, codes, or other source of legal authority, whether federal, state or local), including without limitation any building code violation, zoning or other land use violations.

(f)        To Seller’s knowledge, if there is an REA then neither the Seller nor the Property, nor to Seller’s actual knowledge any other party to an REA or subject to the terms thereof is in material default under the terms of any REA affecting the Property.

(g)       Respecting the Lease: (i) there are no occupancy rights, leases or tenancies affecting the Property other than the Lease; (ii) to Seller’s knowledge, the Lease is in full force and effect without default by Tenant (nor are there any matters that would constitute a Tenant default, or Tenant event of default, and of which Seller is aware, except Seller has not yet sent a default notice to Tenant, or Seller has sent a default notice but Tenant is still within its cure period); (iii) Seller has the sole right to collect rent under the Lease and such right has not been assigned, pledged, hypothecated, or otherwise encumbered in any manner that will survive the Closing, (iv) Seller has not received any notice from Tenant indicating that there is an offset, defense, credit, rent concession, abatement or other similar claims or rights presently available to, or asserted by, Tenant, and to Seller’s actual knowledge Tenant does not have any such rights or claims under the Lease; (v) no renewal, extension or expansion options, right of first refusal, right of first offer, purchase option, or other pre-emptive rights have been granted to Tenant except as may be expressly set forth in the Lease, (vi) Tenant has not given Seller any written notice of its intention to terminate the Lease, (vii) as of the Closing, no leasing commissions shall be payable by Seller to any person claiming to have dealt with Seller under the Lease, whether with respect to any existing term or any renewal of the Lease; (viii) Tenant has taken possession of the leased premises and all rent (including so-called “additional rent”, and percentage rent, if any) under the Lease has commenced in full; (ix) there are no agreements between Seller and Tenant, whether written or verbal, other than as expressly set forth in the Lease itself; and (x) Seller is not required to perform any work in connection with Tenant’s build out and opening for business (or any work that Landlord was required to perform has been fully completed and accepted by Tenant) or otherwise, and Seller does not owe any allowance or the like to Tenant (or, any such allowances or the like have been fully paid and acknowledged as fully paid by Tenant).

(h)       Without limiting anything in subpart (g) (specifically, item (ix) thereof) above, no options, rights of first refusal, rights of first offer or other pre-emptive rights have been granted or entered into by Seller which give any other party a right to purchase or acquire any interest in the Property or any part thereof.

(i)        The Real Property constitutes one or more separate tax parcels for purposes of ad valorem taxation, and is not part of any tax parcel that includes both the Real Property and any adjacent real property.

(j)        The transaction contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state.

(k)       Seller’s side of the Reciprocal Representations and Warranties (defined below) is true and correct.

(l)        Any other Seller representations and warranties set forth elsewhere in this  Agreement, or in the Closing documents, are incorporated herein by this reference.

(m)      Landlord is not holding any amounts as a security deposit on account of  Tenant under the Lease.

Seller agrees to promptly notify Buyer of any event or condition of which Seller has knowledge and which occurs prior to Closing hereunder, that causes a change in the facts relating to, or the truth of, any of the above representations and warranties. Following any such disclosure, and so long as the representation was not intentionally wrong when made, Buyer shall have the right to terminate this Agreement pursuant to Section 16 hereof due to the failure of a condition to Buyer’s obligation to close (specifically, Seller’s inability to re-certify the applicable representation at the Closing), but Seller shall not be in default or liable.

The representations and warranties contained in this Section shall survive for a period of six (6) months after Closing.

Notwithstanding the foregoing or any provision of this Agreement (other than the last sentence of this paragraph) to the contrary, Buyer acknowledges that (i) the Property is being sold “AS IS”, (ii) Buyer has, or will have prior to the Closing, inspected the Property and (iii) Seller makes no representation or warranty or any kind or nature, whether as to the physical condition of the Property, the value of the Property, the suitability of the Property for any use, the compliance of the Property or the improvements thereon with applicable laws of any kind (including, without limitation, environmental laws) or otherwise.    This paragraph does not limit Seller’s representations and warranties set forth above and the survival of same for the period set forth above.

9.         RECIPROCAL REPRESENTATIONS AND WARRANTIES. Each party hereto (“Representing Party”) hereby represents and warrants the following to the other party (the “Reciprocal Representations and Warranties”), all of which representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing hereunder, and are material and relied upon by Buyer and Seller:

(a)       Representing Party (i) has full power and authority necessary for it to execute and deliver this Agreement and perform its obligations hereunder, without the consent of any other person or entity; (ii) has authorized the execution, delivery and performance of this Agreement, which does not conflict with or constitute a breach of any contract, agreement or other instrument, or judgment, or any other matter by which Representing Party is bound; (iii) has authorized its signatory hereto to execute this Agreement; and (iv) acknowledges and agrees that this Agreement is valid, binding and enforceable in accordance with its terms.

(2)       Representing Party is solvent and has not filed any voluntary petition in bankruptcy or sought to reorganize its affairs under the Bankruptcy Code of the United States or any other federal, state or local law related to bankruptcy, insolvency or relief for debtors, been adjudicated as bankrupt or insolvent, or had an involuntary petition filed against it under the Bankruptcy Code of the United States or any other federal, state or local law related to bankruptcy, insolvency or relief for debtors.

(3)       Neither Representing Party nor any of its affiliates nor any person or entity owning an interest in either of them, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti- Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

The representations and warranties contained in this Section 10 shall survive the  Closing for a period of six (6) months.

10.       CLOSING DELIVERIES; CONDITIONS TO CLOSING.

(1)       Closing Deliveries. At Closing, Seller shall execute and deliver to Buyer the following (the “Seller Closing Deliveries”): (i) a limited warranty deed or jurisdictional equivalent, conveying good, clear, record and marketable title thereto, subject only to the Permitted Exceptions; (ii) Seller’s counterpart signature to an Assignment and Assumption of Lease

Agreement; (iii) a FIRPTA Affidavit or exemption certificate authorizing Buyer not to withhold income tax from the closing proceeds; (iv) a customary owner’s title affidavit with respect to, among other things, mechanic’s liens and parties in possession (in form and substance satisfactory to the Title Company) and in addition, Seller shall pay in full any and all contractors engaged by Seller to perform services on the Property at or before the Closing; (v) to the extent applicable, a Bill of Sale with respect to any personal property on the Property owned by Seller; (vi) Seller’s counterpart signature to a closing statement; (vii) Seller’s counterpart signature to an Assignment of Permits, Warranties/Guaranties, and General Intangibles, assigning such items to Buyer to the extent, if any, that such items might exist; (viii) a certificate restating Seller’s Representations and Warranties as of the Closing Date to the extent they have not changed (i.e., are no longer true) due to circumstances beyond Seller’s reasonable control and if any have changed due to circumstances beyond Seller’s reasonable control then it shall not be a default of Seller, but Buyer may terminate the Agreement and receive back the Deposit; (ix) such documents as the Title Company may reasonably require, or as are Customary, including without limitation relating to authority of Seller; (x) if obtained, the Estoppel(s), including any applicable REA estoppel; (xi) the Lease (including any and all lease-related documents including any guaranties); (xii) as-built plans and specifications, if any, relative to the Property and in the possession of or under the control of Seller; (xiii) all keys, passcodes, and the like, if there be any in Seller’s possession or under its control; (xiv) a so-called “tenant notification letter” signed by Seller as landlord, notifying Tenant of the sale and directing Tenant to send rents to Buyer going forward, which Buyer shall deliver to Tenant following the Closing; (xv) insurance certificates; (xvi) if required by the Title Company then a personal “GAP” undertaking of Seller; (xvii) a settlement statement in the form used by the title company, (xviii) any other closing documents or materials that may be referred to elsewhere in this Agreement and which are Seller’s obligation to provide, and (xix) such other documents as may be reasonable and Customary for sellers to deliver.

Buyer shall deliver at Closing (i) a counterpart signature to all closing documents that are to be executed by both Seller and Buyer, including the closing statement; (ii) such authority and other documents as the Title Company may require; (iii) any other closing documents or materials that may be referred to elsewhere in this Agreement and which are Buyer’s obligation to provide; and (iv) such other documents as may be Customary for buyers to deliver.

All documents that are to be drafted (i.e., documents other than Title Company forms, governmental forms, or other third-party drafted documents) shall be drafted by Seller and shall be in form reasonably acceptable to Seller and Buyer. All documents that affect title shall be in a form reasonably acceptable to the Title Company.

(2)       Conditions to Closing. It is a condition to Buyer’s obligation to close that all of Seller’s representations and warranties (including Seller’s side of the Reciprocal Representations and Warranties) remain true as of Closing; that Seller has delivered all of the Seller Closing Deliveries; that the Estoppel(s) have been obtained; that no title or survey matter has first arisen (including, has first been discovered) after the date of Buyer’s title commitment or Survey, whichever is applicable; that the Property is in the same condition as it was on the Effective Date, ordinary wear and tear, and the provisions hereof regarding casualty and taking, excepted; that Seller pays the Closing Costs set forth in Paragraph 13 below for which the Seller is responsible pursuant to the terms thereof; that Tenant (and only Tenant) shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Lease and Tenant shall not have assigned or sublet the leased premises except as permitted under the terms of the Lease; that Seller has complied with all of its covenants.

It is a condition to Seller’s obligation to close that all of Buyer’s side of the Reciprocal Representations and Warranties remain true as of Closing; that Buyer has delivered its counterpart signature to any and all of the Seller Closing Deliveries which require counterpart signature by Buyer; and that Buyer pays the Closing Costs set forth in Paragraph 13 below for which the Buyer is responsible pursuant to the terms thereof and tenders the Purchase Price (as affected by adjustments and prorations).

If the conditions in favor of an applicable party are not satisfied as of the Closing Date then the applicable party may (i) terminate this Agreement by giving written notice thereof to the other party, in which event the Deposit will promptly be returned to Buyer if the failure of such condition is not due to the default of Buyer, and the parties shall have no further obligation to each other except for matters specifically surviving the termination of this Agreement; (ii) waive such failure and consummate the transactions contemplated hereby in accordance with the terms of this Agreement, with no change in the Purchase Price, or (iii) elect to extend the time for Closing by up to thirty (30) days in order to give the other party more time to use commercially reasonable efforts to satisfy the applicable condition, and if any of them are not fulfilled by the extended Closing Date, the party benefitted by such condition shall once again have the option to elect (i) or (ii) immediately above. Notwithstanding the foregoing, if the failure of a condition is due to the other party’s breach of any of its covenants or obligations then the party benefitted by the applicable condition shall have the remedies discussed in Section 16 hereof.

11.       CLOSING. Closing of title (“Closing”) and payment of the balance of the Purchase Price shall take place on the first business day that is fifteen (15) days after the expiration of the Inspection Period (the “Closing Date”).   Notwithstanding the foregoing, if the Estoppel(s) are obtained and delivered to Buyer within the one (1) business day period prior to the Closing Date, then, unless Buyer elects otherwise in writing, the Closing Date shall be deemed automatically extended so as to fall on the second (2nd) business day following the delivery of the Estoppel(s) to Buyer. In the event that such Estoppel(s) are not obtained and delivered to the Buyer prior to the Closing Date, then the Closing Date shall be extended to the next business day following Buyer’s receipt of said Estoppel(s). The Closing shall be a so-called “closing by mail”, through the Title Company as the closing agent, so that a face to face closing is not required.  Exclusive possession of the Property, subject only to the Lease and Tenant, shall be delivered to Buyer at the Closing.

12.       CLOSING COSTS. Buyer and Seller shall each pay one half of the cost of all applicable transfer and documentary stamp taxes on the limited warranty deed referenced in Section 11 above. The costs for the Title Policy and the Survey, respectively, are discussed in Section 4 above. Each party shall pay one half of the escrow fees (and any closing agent fees) required by Title Company.  Each party shall pay their own respective attorneys’ fees. Buyer and Seller shall pay all other costs associated with their side of the transaction contemplated hereunder unless otherwise specifically set forth herein.

13.       PRORATIONS AND ADJUSTMENTS.

(a)       Subject to subpart (e) below, real estate taxes and assessments relating to the Property shall be prorated as of the Closing Date in accordance with Custom, including Custom regarding any post-Closing true ups based on obtaining more accurate information.

(b)       Subject to subpart (e) below, all expenses (that are Customarily prorated, such as but not limited to utility costs) and income for the Property or portions thereof, including rent payable under the Lease (excluding Delinquent Rents, defined below, and security deposit) shall be prorated as of 11:59 P.M. local time (for the locality in which the Property is situated) on the day prior to the Closing Date, so that all income and expenses attributable to the Closing Date are for the benefit/cost of Buyer. If the Closing Date shall occur early enough in a month that Seller has not yet received the applicable month’s rent from the Tenant, or if the Closing Date occurs within ten (10) days of the end of a month then Buyer shall be credited at Closing with the current month’s rent (for a Closing early in the month) or following month’s rent (for a Closing later in the month) and Seller shall be entitled to retain any rents received by Seller that are attributable to the month of the Closing or the following month, as the case may be, and Buyer agrees that to the extent it receives any rent attributable to such month which was adjusted at Closing, it will refund such amount to Seller as soon as reasonably possible. More generally, any rent or other income received by either party after Closing which is owed to the other party shall be held in trust and promptly remitted to the other party.

(c)       Without limiting subpart (b) above, no proration or adjustment shall be made for rent, including without limitation, base rent, percentage rent, and additional rent, attributable to the period prior to the Closing Date, but not received by Seller as of the Closing Date due to the delinquency of Tenant (hereinafter called the “Delinquent Rents”). Buyer shall have no liability to Seller for the Delinquent Rents except to the extent actually collected by Buyer, and Buyer shall have no obligation to make efforts to collect such Delinquent Rents, and also, Seller shall not have the right to pursue collection of any outstanding Delinquent Rents post-Closing. Delinquent Rents that may end up being collected from Tenant by Buyer (but, as stated above, Buyer shall have no obligation to make efforts to collect Delinquent Rents) shall be applied first to (i) Seller and Buyer in an amount equal to their proportionate share of such rents owing by such Tenant in respect of the Closing Month, (ii) next to the then-current amounts owed by Tenant and accruing on or after the Closing Date, (iii) then to any Delinquent Rents owing for the rent period prior to the Closing Month, and (iv) the balance, if any, to Buyer, all the foregoing being regardless of how Tenant may characterize such rent payments. Any such amounts applicable to Delinquent Rents pursuant to the foregoing formula and received by Buyer shall be promptly forwarded to Seller as provided herein.

(d)       To the extent that real estate taxes, landlord maintenance costs, and the like may be included in the Tenant’s rent (i.e., so-called “additional rent”) under the Lease, whether as estimated monthly payments to Seller subject to reconciliation, or as reimbursements to Seller based on Seller’s presentation of an invoice or the like, then the parties shall adjust the above mentioned prorations so that Seller is not reimbursed twice for the same expenditure, taking into account whether Seller has yet received an applicable reimbursement, and similar Customary factors.   Notwithstanding anything in the foregoing that may be expressed or implied to the contrary, if there is an expense that Tenant pays directly to an applicable third party (for example, but without limitation, if Tenant pays utilities directly to the utility provider, or if Tenant obtains and maintains the property insurance at its sole cost), then there shall be no proration of such expense. Furthermore, any and all payments to Seller for prorations hereunder that are based on the expectation of receiving an applicable reimbursement from Tenant post-Closing shall be made on an “if and when” collected (from Tenant) basis, meaning that rather than giving Seller a credit at the Closing the Buyer shall instead remit the applicable amounts to Seller within thirty (30) days of  receiving such reimbursements from Tenant.    For the avoidance of  doubt, if Tenant is responsible to reimburse landlord for any capital expenses or the like on an amortized basis, then the future payments of such amounts shall belong to Buyer and not Seller. Seller and Buyer shall cooperate with respect to any rents or other charges that are to be adjusted between Tenant and “Landlord” at a date after the Closing, and any funds due to or from Tenant as a result thereof shall be allocated accordingly. Buyer and Seller shall cooperate with respect to the collection of same from Tenant after the Closing.

(e)       Subject to subpart (e) above, if there are CAM or similar payments under an REA that need to be prorated, then they shall be prorated at the Closing in accordance with Custom.

(f)        There will be no proration of insurance. If the landlord is required to carry the property insurance under the terms of the Lease then Buyer shall be responsible to obtain its own insurance as of the Closing Date.

(g)       To the extent that Buyer, as the new owner, may need any receipts, invoices, or other materials from Seller (relating to Seller’s period of ownership) in order to perform any reconciliations, or otherwise obtain reimbursements from Tenant, then Seller shall provide such materials to Buyer at the Closing.

The provisions of this Section shall survive the Closing.

14.       RECONCILIATIONS. With respect to any estimated reimbursement amounts paid by Tenant that are subject to reconciliation following the end of the applicable fiscal or calendar year (for purposes of this Section, a “year”) and which, as of the Closing Date, have not been reconciled and paid/credited (from Seller to Tenant, or from Tenant to Seller, as the case may be), then Seller and Buyer shall adjust accordingly within sixty (60) days after the applicable annual reconciliation with the Tenant, taking into account the period during the applicable year (i.e. the applicable year for which such reconciliation is being performed) that each party owned the Property, and, as to reconciliation of maintenance cost amounts, assuming that the maintenance expenses being reimbursed by Tenant were incurred on an even, equal basis each month of the applicable year (i.e., without seasonal or other variation). Thus, if the reconciliation shows that Tenant has underpaid then Buyer shall collect such underpaid amounts upon reconciliation and, to the extent collected, shall remit to Seller such amount due Seller from such payment as applicable for the period prior to the Closing Date. Conversely, if Tenant overpaid, then Seller shall remit to Buyer, within thirty (30) days of Buyer’s presentation to Seller of an invoice therefor backed by reasonable supporting documentation and detail, the Seller’s portion of the amount to be paid (or credited, as the case may be under the terms of the Lease) to Tenant for such overpayment. At the Closing, Seller shall provide Buyer with all reasonably necessary information that Buyer may require in order to calculate and perform such reconciliation, as to the portion of the applicable year that Seller owned the Property. The provisions of this Section shall survive the Closing.

15.       DEFAULT.

(a)       Buyer Default. In the event Buyer is in default hereunder following the receipt of written notice and a period of ten (10) days to cure the default (provided that there shall be only a two (2) business day notice and cure period for any monetary default), and Seller sends written notice to Buyer terminating this Agreement, the Deposit shall be retained by Seller as agreed upon liquidated damages and the parties shall be relieved from any further liabilities or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller's right to receive the Deposit shall be Seller's sole and exclusive remedy hereunder, at law and at equity, for a default by Buyer, the parties acknowledging that it is impossible to estimate more precisely the damages which Seller may suffer upon Buyer's default.

(b)       Seller Default. In the event Seller is in default hereunder following the receipt of written notice and a period of ten (10) days to cure the default (but there shall be no notice and cure period if the default is breach of the obligation to convey at the Closing), and Buyer sends written notice to Seller terminating this Agreement, Buyer shall have the right to (i) the immediate return of the Deposit, together with Seller’s reimbursement to Buyer of its reasonable, documented, out of pocket costs and fees for its third party due diligence vendors, but the amount shall be capped at $10,000.00 and otherwise the parties shall be released from all obligations hereunder except for those the expressly survive the termination of this Agreement; or (ii) to sue Seller for specific performance of this Agreement. If Buyer elects option (ii) then it does not waive option (i) as an alternative unless Buyer prevails on such specific performance suit and Seller conveys the Property to Buyer pursuant to same. Buyer shall in no event have any action for damages hereunder against Seller, except for reimbursement of the Buyer’s costs as set forth in option (i) above if Buyer elects said option.   In no event shall either party be liable for consequential and/or punitive damages.

16.       BROKERAGE. Each of the parties represents to the other that neither has engaged any broker or finder in consummating this transaction except for Acropolis Commercial Advisors LLC (“Broker”). Seller agrees to pay a commission to Broker pursuant to separate agreement. The parties hereto shall save harmless and defend and indemnify each other from and against the claim of any other real estate broker, salesperson, or the like, respecting this transaction based upon a breach of the representation set forth in the sentence above. The provisions of this paragraph shall survive the Closing or termination of this Agreement.

17.       ASSIGNMENT.   This Agreement shall be binding upon, and shall inure to the benefit of, Buyer and Seller and their respective heirs, legal representatives and permitted assigns. Buyer may assign its rights under this Agreement to an affiliate of Buyer. In the event of such assignment, Buyer shall not be released from its obligations hereunder. Buyer shall be required to provide written notice to the Seller of any assignment and any assignee shall be required to assume the obligations of the Buyer hereunder.   In the event of any such assignment, all of Seller’s Representations and Warranties shall run to the benefit of both Buyer and the assignee.

18.       TAX DEFERRED EXCHANGE. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of
1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non- Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

19.       NOTICES.   All notices to be transmitted by either party to the other shall be accomplished by overnight delivery or email, and addressed to said party at the address set forth in this Section or to such other address as either party may hereafter designate in writing from time to time. If a notice is sent by email then the notifying party shall send out the same notice on the next business day by overnight express mail; however, the email notice shall suffice to meet any notice deadline. Notices shall be deemed given upon receipt or refusal of delivery. The attorneys for either party may provide notice on behalf of their respective clients.

If to Buyer: c/o DarrowEverett LLP, One Turks Head Place, 12th  Floor, Providence, RI 02903, Attn: Zachary G. Darrow, Esq., Email: zdarrow@darroweverett.com

If to Seller: AEI Net Lease Income & Growth Fund XX LP, 30 East Seventh Street, Suite 1300, St. Paul, MN 55101 Attn: Kyle Hagen, E-mail:khagen@aeifunds.com; and with a copy to: AEI Net Lease Income & Growth Fund XX LP, Attn: Marissa Lassaux & Stacee Windle, E- mail:mlassaux@aeifunds.com / swindle@aeifunds.com .

20.       MISCELLANEOUS. This Agreement contains the entire understanding between the parties hereto with respect to the Property and is intended to be an integration of all prior or contemporaneous agreements, conditions or undertakings between the parties hereto, including without limitation any offers or letters of intent; there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between and among the parties hereto with respect to the Property other than as set forth herein.

No change or modification of this Agreement shall be valid unless the same is in writing and signed by Seller and Buyer. Any condition to either party’s obligation to close, and any other rights of either party under this Agreement, may be waived by such party, but, except where this Agreement expressly provides for a deemed waiver of rights upon the occurrence, or the failure of the occurrence, of certain events, no purported or alleged waiver of any of the provisions of this Agreement shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced.

This Agreement shall be governed by the laws of the State where the Real Property is located without regard to its choice of law provisions. Seller and Buyer hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

This Agreement shall not be construed more strictly against either party by virtue of the preparation of this Agreement. Buyer and Seller acknowledge that each is experienced in similar commercial transactions and has either been represented by legal counsel in conjunction with this Agreement, or has had the opportunity to seek the advice of an attorney.

Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the federal government or the state where the Property is located. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be deemed extended to the first business day following such date. The Inspection Period, and the title and survey review and response periods, shall expire at 6:00 P.M. eastern time on the last day of the applicable time period.  Time is of the essence of this Agreement.

Buyer shall not record this Agreement nor any memorandum thereof amongst the public records of the county (or other applicable jurisdiction) in which the Real Property is located. Any such recording shall be a nullity and shall constitute a default by Buyer hereunder.

During the term of this Agreement the Seller shall cease marketing the Property and, without limiting the foregoing, shall not solicit or accept backup letters of intent, offers, or contracts to this Agreement.

In any litigation, including  breach, enforcement or interpretation, arising  out of the Agreement, the prevailing party in such litigation shall be entitled to recover from the non- prevailing party, reasonable attorneys’ fees, costs and expenses.

The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation does not constitute an offer by either Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither Seller nor Buyer shall be bound with respect to any such purchase and sale unless and until this Agreement has been mutually executed and delivered by the parties hereto.

Both parties hereby agree to keep the terms of this Agreement strictly confidential except for disclosure to their attorneys, accountants, lenders, advisors, affiliates, and others with a legitimate business purpose of know such information.

The Joinder signature by the Title Company is not required for this Agreement to be final and binding between the Seller and Buyer. This Agreement may be executed in counterparts, all of which, together, shall constitute one and the same agreement. This Agreement may be executed by email or telecopy or other electronic means.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the
Effective Date. SELLER:
AEI NET LEASE INCOME & GROWTH FUND XX, LP
a Minnesota limited partnership

By: AEI Fund Management XX, Inc., a Minnesota corporation
Its: corporate general partner

                      By: /s/ MARNI J NYGARD
Title: President 5/10/2021
Date:  5/10/2021

BUYER:

COVESTRE CAPITAL PROPCO-19 LLC, a Delaware limited liability company

By: /s/ KEVIN ROBINSON
Name: Kevin Robinson
Title: Attorney-in-Fact
Date:5/10/2021

JOINDER

By their joinder herein, Title Company hereby acknowledges receipt of (1) a counterpart of this Agreement, and (2) upon receipt thereof, shall give to Seller an acknowledgement of its receipt of Deposit referred to in this Agreement. The Title Company agrees to hold and disburse the Deposit in accordance with the provisions of this Agreement, and the Title Company’s standard form of escrow agreement.

CHICAGO TITLE INSURANCE COMPANY

By:________________ Name:______________
Title: ______________
Date:______________

EXHIBIT A

Legal Description

The legal description set forth in the Lease is incorporated herein by this reference; provided, however that if such legal description is incomplete or inaccurate then the legal description shall be the description set forth in the deed by which Seller acquired the Real Property.

EXHIBIT B

Seller’s Diligence Materials

The following Seller’s Diligence Materials shall be delivered to Buyer, and shall be subject to the terms of this Agreement including, without limitation, Section 3:

(i) copies of any title insurance policies and title commitments, as well as copies of all documents relating to all title exceptions, including without limitation any so-called “CC&R” or “REA” or other similar type of recorded agreement (hereafter, an “REA”),

(ii) surveys, site plans, environmental reports, engineering and soil tests and studies, inspection reports, building plans, any non-expired warranties and guarantees (including roof, mechanical, life safety, asphalt paving, and elevators), the Lease (which is defined above as including all amendments thereto and all lease-related documents including without limitation any guaranty thereof), a copy of all superior leases if the Lease is a sub-lease, all permits and approvals relative to the Property, a copy of the Certificate of Occupancy for the property, copies of any open building permits, and copies of any open code violations, service reports and inspection certificates for the following: elevator equipment, HVAC equipment (boilers in particular), fire alarm system, and fire sprinkler system, and an inventory of Seller’s Personal Property,

(iii) a copy of all tax bills for the prior 24 months,

(v) an annual operating statement regarding the Property for each of the 3 years prior to the year in which the Closing Date is scheduled to occur, and, without limiting the foregoing, monthly operating statements for 12 month period prior to the Closing Date (such statements shall include reasonable detail of all items of income and expense, as well as all items of capital expenditures made during the relevant periods),

(vi) a profit and loss statement for the prior 3 years,
(vii) a list of all management agreements and other service contracts and complete copies of same, (viii) of the most recent CAM reconciliation/calculations information if there is CAM reconciliation under the Lease,

(ix) copies of all Tenant sales information and other Tenant financial information that may be available to Seller under the terms of the Lease, and

(x) any other reports or material relating to the Property and useful to Buyer as a purchaser of the
Property which are in Seller’s possession or under its control.

(xi) a loss letter on letterhead outlining any losses related to this property over to the last four (4)
years or stating that there have been no losses as to this property in the last four (4) years.

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